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                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

    Check the appropriate box:

 [X]   Preliminary Information Statement

 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

 [ ]   Definitive Information Statement

                             VENDINGDATA CORPORATION
                (Name of Registrant As Specified In Its Charter)

    Payment of Filing Fee (Check the appropriate box):

 [X]   No fee required.

 [ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

 [ ]   Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:

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                                                                PRELIMINARY COPY

                             VENDINGDATA CORPORATION
                               6830 Spencer Street
                             Las Vegas, Nevada 89119

                              INFORMATION STATEMENT

         This information statement is furnished to holders of record of the common stock of VendingData Corporation, a Nevada corporation (the "Company"), in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C under the Exchange Act. The purpose of this information statement is to inform all stockholders of the approval of the amendment and restatement of the Company's Articles of Incorporation providing for an increase in the Company's authorized capital stock from 40,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of blank-check preferred stock, $0.001 par value, to 80,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of blank-check preferred stock, $0.001 par value. This information statement was first mailed or delivered to you on or about June __, 2001.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         We are not seeking consent, authorization or proxies from you since the Company has obtained the written consent of certain stockholders holding a sufficient number of shares of the Company's common stock. The number of shares of the Company's common stock outstanding as of May 31, 2001, is 11,079,801 shares; the number of shares that voted to approve the aforementioned actions is 7,392,651, representing 66.70% of the outstanding shares of the Company. The Company proposes to file the amendment and restatement to the Company's Articles of Incorporation (the "Amended and Restated Articles") with the Nevada Secretary of State twenty days after the mailing date of the information statement, which the Company anticipates will be on or before July 31, 2001.

                      INCREASE IN AUTHORIZED CAPITAL STOCK

         The Company's Board of Directors (the "Board") has approved a proposal to amend and restate the Company's Articles of Incorporation, herein incorporated by reference, such that the Company's authorized capital stock will be increased from 40,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of blank-check preferred stock, $0.001 par value, to 80,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of blank-check preferred stock, $0.001 par value. The increase in authorized capital stock will become effective upon the filing of the Certificate of Amendment and Restatement of Articles of Incorporation and the Amended and Restated Articles with the Nevada Secretary of State.

         The Company's board of directors has authorized management to evaluate and take steps to conduct a rights offering. If the rights offering is effected and if a large percentage of the rights are exercised, the number of the Company's authorized shares may be insufficient. Thus, the purpose of this 40,000,000 share increase in the Company's authorized shares of common stock is to ensure that a sufficient number of authorized shares exist in order for the Company to conduct the proposed rights offering and to provide additional flexibility with respect to future financings.


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                             ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements or other information that we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information regarding the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http://www.sec.gov."

         We are "incorporating by reference" a Form 8-K that the Company will file with the Commission within thirty days of the filing of this Schedule 14C information statement. Incorporation by reference means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

         The Form 8-K that is incorporated by reference will contain the complete text of the Amended and Restated Articles. Once the Form 8-K is filed, any stockholder will be able to obtain copies of these documents by contacting the Company, retrieving copies from the Commission's Internet World Wide Web site or by contacting us. You may obtain current documents mentioned in this information statement by requesting them in writing or by telephone to the following:

                             VendingData Corporation
                               6830 Spencer Street
                             Las Vegas, Nevada 89119
                                 (702) 733-7195

            Attention: Stacie L. Brown, Corporate Counsel & Secretary

         Documents, that may be incorporated by reference after the date of this information statement, are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this information statement. If you request documents from us, we will mail them to you by first class mail, or other equally prompt means within one business day of our receipt of your request.


                                             By order of the Board of Directors,


                                             /s/ Stacie L. Brown

                                             Stacie L. Brown, Secretary